Exhibit 99.1

Hilton
Hilton
OPIO
Hilton

JUNE 30, 2011

APPLE REIT NINE 2011 SECOND QUARTER

DEAR SHAREHOLDER

GLADE M. KNIGHT

I am pleased to report that results of operations for the Apple REIT Nine, Inc. portfolio of 86 hotels during the first two quarters of this year showed signs of improvement, indicating the properties are ramping up nicely across the majority of our markets. Although we anticipate Apple REIT Nine operations will fluctuate this year based on our limited period of ownership and the ramp up of the hotels, I am optimistic that 2011 will be a good year for the Company and I am confident in the long-term success of our program.

During the second quarter of 2011, Apple REIT Nine acquired three additional hotels. Following these second quarter acquisitions, the portfolio includes a total of 86 hotels with 10,982 guestrooms in 27 states, and represents some of the leading brands in the hotel industry. For the three- and six-month periods ending June 30, 2011, our hotels reported an average occupancy of 74 percent and 70 percent, an average daily rate (ADR) of $107 and $108, and revenue per available room (RevPAR) of $79 and $76, respectively. Last year was marked by tremendous acquisition activity for the Company and as our period of ownership lengthens, year-over-year comparisons will become more meaningful. We are generally pleased with the performance of our hotels during this initial stage of ownership and anticipate improved operations as the hotels continue to ramp up while economic conditions strengthen.

Modified funds from operations (MFFO) for the second quarter of 2011 totaled $33.4 million, or $0.18 per share. For the six-month period ending June 30, 2011, MFFO totaled $61.3 million, or $0.34 per share. The annualized distribution rate for the Company remains at $0.88 per share. Since the time of Apple REIT Nine’s first distribution payment, we have paid approximately $282.0 million in shareholder distributions, or approximately $2.79 per share to those who have been shareholders of the Company since the time of the initial closing. The Company sets an annualized distribution rate to provide shareholders consistency over the life of our program. We closely monitor our annualized distribution rate, taking into account varying economic cycles and capital improvements as well as current and projected hotel performance, and may make adjustments as needed, based on available cash resources.

In 2009, Apple REIT Nine acquired approximately 410 acres of land in the Ft. Worth, Texas area that currently include 110 sites that are leased to a third party for the production of natural gas. This unique acquisition provided us an opportunity to increase shareholder value in the short term, during the Company’s initial acquisition phase. As we continually monitor the profitability of our real estate in an effort to maximize shareholder value, under the guidance of our Board of Directors, we have entered into an agreement for the potential sale of these sites at a return that, based on current profitability, would otherwise take several years to achieve. Certain conditions must be met before the transaction will be completed. If the Company is successful in this transaction, our remaining portfolio would reflect our core strategy of outstanding hospitality assets. Updates regarding the transaction will be provided in future shareholder reports.

Since Apple REIT Nine’s beginning in 2008, our team has diligently worked to protect your investment while providing you with attractive distributions. In light of recent negative media attention, during the second quarter of this year, the Company received an increase in requests for the redemption of shares through our Unit Redemption Program at the purchase price paid per Unit. As contemplated in the program, the Company redeemed those Units on a pro-rata basis, paying a total of approximately $16 million.

With debt levels well below industry averages, at less than seven percent of our total initial capitalization, and steady improvement across key performance indicators since the beginning of this year, I believe Apple REIT Nine is well-poised to benefit as market conditions continue to improve.

Sincerely,
Glade M. Knight
Chairman and Chief Executive Officer

STATEMENTS OF OPERATIONS (Unaudited)

(In thousands except statistical data)	Three months ended June 30, 2011	Three months ended June 30, 2010	Six months ended June 30, 2011	Six months ended June 30, 2010

REVENUES
Room revenue	$77,069	$32,252	$142,938	$56,345
Other revenue	7,323	3,375	13,492	5,758

Total hotel revenue	$84,392	$35,627	$156,430	$62,103
Rental revenue	5,342	5,343	10,685	10,640

Total revenue	$89,734	$40,970	$167,115	$72,743

EXPENSES
Direct operating expense	$21,120	$9,726	$39,325	$17,315
Other hotel operating expenses	30,498	13,741	58,143	24,901
General and administrative	2,011	1,765	3,545	3,075
Depreciation	12,778	6,851	24,676	12,549
Acquisition related costs	1,733	3,349	4,348	5,500
Interest expense, net	1,198	220	1,733	304

Total expenses	$69,338	$35,652	$131,770	$63,644

NET INCOME
Net income	$20,396	$5,318	$35,345	$9,099

Net income per share	$0.11	$0.04	$0.19	$0.08

MODIFIED FUNDS FROM OPERATIONS (A)
Net income	$20,396	$5,318	$35,345	$9,099
Depreciation of real estate owned	12,778	6,851	24,676	12,549

Funds from operations	$33,174	$12,169	$60,021	$21,648

Acquisition related costs	$1,733	$3,349	$4,348	$5,500
Straight-line rent	(1,546)	(1,546)	(3,092)	(3,011)

Modified FFO	$33,361	$13,972	$61,277	$24,137

FFO per share	$0.18	$0.10	$0.33	$0.19
Modified FFO per share	$0.18	$0.11	$0.34	$0.21

WEIGHTED-AVERAGE SHARES OUTSTANDING	182,621	122,696	182,118	113,781

OPERATING STATISTICS
Occupancy	74%	68%	70%	65%
Average daily rate	$107	$103	$108	$102
RevPAR	$79	$70	$76	$66
Number of hotels	86	44
Dividends per share	$0.22	$0.22	$0.44	$0.44

BALANCE SHEET HIGHLIGHTS (Unaudited)

(In thousands)		June 30, 2011		December 31, 2010

ASSETS
Investment in real estate, net		$1,608,347		$1,461,922
Cash and cash equivalents		67,691		224,108
Other assets		73,054		59,912

Total assets		$1,749,092		$1,745,942

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable		$125,608		$99,649
Other liabilities		11,616		12,254

Total liabilities		137,224		111,903
Total shareholders’ equity		1,611,868		1,634,039

Total liabilities & shareholders’ equity		$1,749,092		$1,745,942

(A) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. Modified funds from operations (MFFO) excludes rental revenue earned, but not received during the period (straight-line) rent and costs associated with the acquisition of real estate. The company considers FFO and MFFO in evaluating property acquisitions and its operating performance and believes that FFO and MFFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO and MFFO are not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at June 30, 2011 and the results of operations for the interim periods ended June 30, 2011. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Nine, Inc. 2010 Annual Report.

MARKET DIVERSITY
Portfolio of hotels

STATE / CITY
ALABAMA
Dothan, Troy
ALASKA
Anchorage
ARIZONA
Chandler (2), Phoenix (2), Tucson
ARKANSAS
Rogers (2)
CALIFORNIA
Clovis (2), Santa Ana, San Bernardino, Santa Clarita (4)
COLORADO
Pueblo
FLORIDA
Fort Lauderdale, Miami, Orlando (2), Panama City,
Panama City Beach, Tampa
GEORGIA
Albany
IDAHO
Boise
ILLINOIS
Mettawa (2), Schaumburg, Warrenville
INDIANA
Indianapolis, Mishawaka
LOUISIANA
Alexandria, Baton Rouge, Lafayette (2), West Monroe
MARYLAND
Silver Spring
MASSACHUSETTS
Andover
MICHIGAN
Novi
MINNESOTA
Rochester
MISSISSIPPI
Hattiesburg
MISSOURI
Kansas City, St. Louis (2)
NEW JERSEY
Mt. Laurel, West Orange
NORTH CAROLINA
Charlotte, Durham, Fayetteville, Holly Springs, Jacksonville
OHIO
Cleveland/Twinsburg
OKLAHOMA
Oklahoma City
PENNSYLVANIA
Malvern, Collegeville, Pittsburgh
TENNESSEE
Jackson (2), Johnson City, Nashville
TEXAS
Arlington, Austin (5), Austin/Round Rock, Beaumont,
Dallas, Dallas/Allen (2), Dallas/Duncanville,
Dallas/Lewisville, Fort Worth, Frisco, Grapevine, Houston,
Irving, Texarkana
UTAH
Salt Lake City
VIRGINIA
Alexandria, Bristol, Manassas

CORPORATE HEADQUARTERS
814 East Main Street Richmond, Virginia 23219 (804) 344-8121 (804) 344-8129 FAX www.applereitnine.com

INVESTOR INFORMATION
For additional information about the Company, please contact: Kelly Clarke, Director of Investor Services 804-727-6321 or kclarke@applereit.com

CORPORATE PROFILE

Apple REIT Nine, Inc. is a real estate investment trust (REIT) focused on the acquisition and ownership of income-producing real estate that generates attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Fairfield Inn & Suites® by Marriott®, Marriott® Hotels & Resorts, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Embassy Suites Hotels®, Home2 Suites by Hilton®, Homewood Suites by Hilton®, Hilton®, Hilton Garden Inn®, Hampton Inn® and Hampton Inn & Suites® brands. As of July 29, 2011, the Apple REIT Nine portfolio consisted of 86 hotels with 10,982 guestrooms in 27 states and 110 parcels of land leased to a third party.

MISSION

Apple REIT Nine, Inc. is a premier real estate investment company committed to providing maximum value for our shareholders.

COVER: HILTON, DALLAS, TX

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; the outcome of current and future litigation and regulatory proceedings or inquiries; and the ability of the company to implement its acquisition strategy and operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Courtyard® by Marriott®,” “Fairfield Inn® by Marriott®,” “Fairfield Inn & Suites® by Marriott®,” “Marriott®,” “Residence Inn® by Marriott®,” “SpringHill Suites® by Marriott®” and “TownePlace Suites® by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this correspondence, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Nine, Inc. or otherwise. Marriott is not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Nine offering and receives no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this correspondence, and the grant by Marriott of any franchise or other rights to Apple REIT Nine shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Embassy Suites Hotels®,” “Hampton Inn®,” “Hampton Inn & Suites®,” “Hilton®,” “Hilton Garden Inn®,” “Home2 Suites by Hilton®,” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this correspondence, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Nine, Inc., or otherwise. Hilton is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Nine offering and receives no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this correspondence, and the grant by Hilton of any franchise or other rights to Apple REIT Nine shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.

Hilton
Garden Inn

us
bank

SPRINGHILL SUITES

HAMPTON INN & SUITES, HOLLY SPRINGS, NC; HILTON GARDEN INN, DOTHAN, AL; HAMPTON INN & SUITES, BOISE, ID; HILTON, DALLAS, TX; SPRINGHILL SUITES, ALEXANDRIA, VA; SPRINGHILL SUITES, LAFAYETTE, LA.